Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-153509, 333-163861, 333-165542, and 333-186225) and on Form S-8 (File Nos. 333-145036 and 333-167139) of The Dolan Company, our report dated February 8, 2013, on our audit of the financial statements of The Detroit Legal News Publishing, LLC, which appears in this Annual Report of The Dolan Company on Form 10-K for the year ended December 31, 2012.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan

March 8, 2013